Exhibit 99.1

TPG Specialty Lending, Inc. Announces First Quarter 2015 Financial Results; Board Declares Dividend of $0.39 Per Share for the Second Fiscal Quarter of 2015

NEW YORK--(BUSINESS WIRE)—May 7, 2015—TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $20.8 million, or $0.39 per share, for the quarter ended March 31, 2015. Net income was $24.5 million, or $0.45 per share, for the quarter ended March 31, 2015. Net asset value per share was $15.60 at March 31, 2015 as compared to $15.53 at December 31, 2014. The Company’s Board of Directors declared a first quarter dividend of $0.39 per share, payable to stockholders of record as of March 31, 2015 that was paid on April 30, 2015.

The Company also announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of June 30, 2015, payable on or about July 31, 2015.

FINANCIAL HIGHLIGHTS:

	(Amounts in thousands, except per share amounts) (Unaudited)
	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Investments at Fair Value	$1,330,993	$1,263,511	$1,195,539
Total Assets	$1,373,759	$1,303,731	$1,251,464
Net Asset Value Per Share	$15.60	$15.53	$15.51

Investment Income	$37,730	$45,778	$33,481
Net Investment Income	$20,787	$30,684	$21,242
Net Income	$24,468	$13,805	$25,348

Net Investment Income Per Share	$0.39	$0.57	$0.51
Net Realized and Unrealized Gains (Losses) Per Share	$0.06	($0.31)	$0.10
Net Income Per Share	$0.45	$0.26	$0.61

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.4%	10.3%	10.2%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.3%	10.3%	10.4%

Percentage of Debt Investments at Floating Rates	97%	97%	99%

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8 a.m. Eastern Time on May 8, 2015. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (224) 357-2393

Conference ID: 23769388

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 8 through May 22 via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 23769388

Portfolio and Investment Activity

For the three months ended March 31, 2015, gross originations totaled $267.8 million. This compares to $304.8 million for the three months ended December 31, 2014 and $369.6 million for the three months ended March 31, 2014.

For the three months ended March 31, 2015, the Company made new investment commitments of $137.8 million, $101.0 million in three new portfolio companies and $36.8 million in three existing portfolio companies. For this period, the Company had $60.8 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $71.0 million aggregate principal amount.

For the three months ended March 31, 2014, the Company made new investment commitments of $314.6 million, $303.8 million in six new portfolio companies and $10.8 million in two existing portfolio companies. For this period, the Company had $101.2 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $187.0 million aggregate principal amount.

As of March 31, 2015 and December 31, 2014, the Company had investments in 35 and 34 portfolio companies, respectively, with an aggregate fair value of $1,331.0 million and $1,263.5 million, respectively.

As of March 31, 2015, the portfolio consisted of 90.1% first-lien debt investments, 7.8% second-lien debt investments, 1.0% mezzanine debt investments, and 1.1% equity and other investments. As of December 31, 2014, the portfolio consisted of 89.0% first-lien debt investments, 8.8% second-lien debt investments, 1.0% mezzanine debt investments, and 1.2% equity and other investments.

As of March 31, 2015, 96.5% of debt investments bore interest at floating rates, subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates.

As of March 31, 2015 and December 31, 2014, the weighted average total yield of debt and income producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.4% and 10.3%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.3% and 10.3%, respectively.

The weighted average total yield of new debt and other income producing securities made to new portfolio companies during the quarter was 11.6% at amortized cost (which includes interest income and amortization of fees and discounts).

As of March 31, 2015, 100% of debt investments were meeting all payment requirements and 94% of debt investments were meeting all covenant requirements. No investments were on non-accrual status at March 31, 2015.

Results of Operations for the Three Months Ended March 31, 2015 compared to the Three Months Ended March 31, 2014

Investment Income

For the three months ended March 31, 2015 and 2014, investment income totaled $37.7 million and $33.5 million, respectively. The increase in investment income for the quarter was primarily driven by the growth of the investment portfolio.

Expenses

Net expenses totaled $16.6 million and $12.2 million for the three months ended March 31, 2015 and 2014, respectively. The increase in net expenses was due to a management fee waiver in place prior to the Company’s IPO, a slightly higher average interest rate on debt outstanding, higher management and incentive fees, and higher general and administrative expenses associated with servicing a larger investment portfolio.

Liquidity and Capital Resources

During the three months ended March 31, 2015, the Company drew down on the remaining commitment under its SPV Asset Facility prior to the reinvestment period ending in January 2015.

As of March 31, 2015, the Company had $3.3 million in cash and cash equivalents, an increase of $0.9 million from December 31, 2014. As of March 31, 2015, the Company had total debt outstanding of $485.2 million, and $537 million of undrawn commitments on its revolving credit facilities, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.6% for the three months ended March 31, 2015, as compared to 2.5% for the three months ended March 31, 2014.

The Company is rated BBB- by Fitch Ratings and Standard and Poor’s. Both Fitch Ratings and Standard and Poor’s affirmed the Company’s BBB- rating and stable outlook during the first quarter of 2015.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2014
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$32,879	$31,118
Other income	3,377	2,363

Total investment income from non-controlled, non-affiliated investments	36,256	33,481
Investment income from controlled, affiliated investments:
Interest from investments	1,417	—
Other income	57	—

Total investment income from controlled, affiliated investments	1,474	—

Total Investment Income	37,730	33,481

Expenses
Interest	4,220	3,824
Management fees	4,950	4,237
Incentive fees	5,007	4,473
Professional fees	1,209	1,172
Directors’ fees	96	72
Other general and administrative	1,156	916

Total expenses	16,638	14,694

Management fees waived	—	(2,464)

Net Expenses	16,638	12,230

Net Investment Income Before Income Taxes	21,092	21,251
Income taxes, including excise taxes	305	9

Net Investment Income	20,787	21,242
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(5,907)	3,944
Controlled, affiliated investments	605	—
Translation of assets and liabilities in foreign currencies	7,215	1,771
Interest rate swaps	(353)	—

Total net change in unrealized gains	1,560	5,715

Realized gains (losses):
Non-controlled, non-affiliated investments	265	—
Interest rate swaps	1,852	—
Foreign currency transactions	4	(1,609)

Total realized gains (losses)	2,121	(1,609)

Total Unrealized and Realized Gains	3,681	4,106

Increase in Net Assets Resulting from Operations	$24,468	$25,348

Earnings per common share—basic and diluted	$0.45	$0.61

Weighted average shares of common stock outstanding—basic and diluted	53,902,074	41,539,083

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,295,328 and $1,225,672, respectively)	$1,285,623	$1,221,875
Controlled, affiliated investments (amortized cost of $50,709 and $47,580, respectively)	45,370	41,636

Total investments at fair value (amortized cost of $1,346,037 and $1,273,252, respectively)	1,330,993	1,263,511
Cash and cash equivalents	3,329	2,413
Interest receivable	7,282	6,137
Receivable for interest rate swaps	667	1,020
Prepaid expenses and other assets	31,488	30,650

Total Assets	$1,373,759	$1,303,731

Liabilities
Debt	$485,223	$395,864
Management fees payable to affiliate	4,950	4,887
Incentive fees payable to affiliate	5,007	5,955
Dividends payable	21,044	20,981
Payable for investments purchased	7,440	29,017
Payables to affiliate	1,561	2,918
Other liabilities	7,004	8,704

Total Liabilities	532,229	468,326

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 53,960,847 and 53,798,357 shares issued, respectively; and 53,959,848 and 53,797,358 shares outstanding, respectively	540	538
Additional paid-in capital	810,422	808,053
Treasury stock at cost; 999 shares	(1)	(1)
Undistributed net investment income	6,818	6,555
Net unrealized gains	1,747	188
Undistributed net realized gains	22,004	20,072

Total Net Assets	841,530	835,405

Total Liabilities and Net Assets	$1,373,759	$1,303,731

Net Asset Value Per Share	$15.60	$15.53

Note: The Company’s investment activity for the three months ended March 31, 2015 and 2014 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2015	March 31, 2014
New investment commitments:
Gross originations	$267.8	$369.6
Less: Syndications/sell downs	130.0	55.0

Total new investment commitments	$137.8	$314.6
Principal amount of investments funded:
First-lien	$122.0	$218.0
Second-lien	9.8	65.0
Mezzanine	—	4.7
Equity and other	—	0.5

Total	$131.8	$288.2
Principal amount of investments sold or repaid:
First-lien	$43.8	$101.2
Second-lien	17.0	—

Total	$60.8	$101.2

Number of new investment commitments in new portfolio companies	3	6
Average new investment commitment amount in new portfolio companies	$33.7	$50.6
Weighted average term for new investment commitments in new portfolio companies (in years)	5.5	4.7
Percentage of new debt investment commitments at floating rates	92.9%	98.5%
Percentage of new debt investment commitments at fixed rates	7.1%	1.5%
Weighted average interest rate of new investment commitments	10.2%	9.1%
Weighted average spread over LIBOR of new floating rate investment commitments	9.3%	7.8%
Weighted average interest rate on investments sold or paid down	8.6%	9.4%

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $11 billion of assets under management and the broader TPG platform, a global private investment firm with over $67 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. We assume no obligation to update any such forward-looking statements. TPG Specialty Lending, Inc. undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

415-486-5939

IRTSL@tpg.com

or

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